 Exhibit 99.1

News Release For Immediate Release April 3, 2019

Digirad Corporation Creates Real Estate Division

Purchases Three Manufacturing Plants and Enters into Lease Agreements

Closes new Bank Facility

SUWANEE, GA – April 3, 2019 - Digirad Corporation (NASDAQ: DRAD) (“Digirad” or “the Company”) previously announced its plan to convert into a diversified holding company structure (“HoldCo”). As part of its HoldCo strategy, Digirad has formed a real estate subsidiary named Star Real Estate Holdings USA, Inc. (“SRE”). Digirad believes future acquisition opportunities could have underappreciated real estate asset value and the Company anticipates placing any significant real estate assets into its new SRE subsidiary. SRE expects to be substantially self-funded over time by raising its own capital in the form of commercial mortgages on the properties it owns and it could potentially raise other forms of external capital.

As an initial transaction to create the real estate division and launch this aspect of the HoldCo strategy, Digirad is purchasing three manufacturing plants in Maine. These three plants were all built to construct modular buildings for residential, multi-family, and commercial real estate development products and are all within 15 miles of each other. The Company believes owning these three facilities serving the same industry within close proximity to each other creates significant strategic value for its SRE division and Digirad’s stockholders. The Company also believes these are the only three plants doing modular real estate construction projects within a radius of more than a hundred miles. Two of the facilities were owned by KBS Builders, Inc. (“KBS”), a division of ATRM Holdings, Inc. (“ATRM”), and the third facility was owned by a private company that leased it to a competitor of KBS. The purchase price for the three plants and associated equipment is approximately $5.1 million and is based on independent appraisal values. All three plants will be leased to KBS on a triple-net basis and are expected to generate, on an annualized basis, annual rental income to Digirad of $0.5 to $0.6 million. The Company believes the return on investment for Digirad in the form of rental income and future asset value appreciation significantly exceeds its cost of funds under its new bank agreement.

On Friday, March 29, 2019, Digirad entered into a new credit facility with Sterling National Bank (“SNB Facility”) replacing its previous credit facility with Comerica Bank (“Comerica Facility”). The financial terms of the SNB Facility are substantially similar to the Comerica Facility in terms of size at $20 million and cost. The SNB Facility, however, creates significantly greater flexibility in terms of cash flowing between corporate entities and financial covenants. The Company believes the SNB Facility will be very helpful in executing on its HoldCo strategy going forward.

About Digirad

Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.

Forward-Looking Statements & Use of Non-GAAP Measures

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad (referred to herein as the “Company”) or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing, the length of time associated with servicing customers, accounts receivable turnover, insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, government regulation, the underlying condition of the technology support industry, the lack of product diversification, existing or increased competition, stock volatility and illiquidity, the Company's failure to implement the Company's business plans or strategies, changes in macro or industry specific business conditions, failure to keep pace with evolving technologies and difficulties integrating technologies, unfavorable changes in reimbursement practices, negative economic outlooks, the Company’s inability to consummate successful acquisitions and execute related integration, the Company’s ability to execute on its business strategy (including any cost reduction plans), the Company’s failure to realize expected benefits of restructuring and cost-cutting actions, the Company’s ability to preserve and monetize its net operating losses, the continued demand for and market acceptance of its services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. This press release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Jeffrey E. Eberwein
Chairman of the Board of Directors
203-489-9501
ir@digirad.com